EXHIBIT 99.1

Renavotio Secures Additional $1.8 Million Purchase Order from a PPE Medical Distributor for Surgical Gloves

Tulsa, OK – Accesswire - March 24, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”), a holding company focused on infrastructure opportunities including personal protective equipment, 5G, utility construction, utility management, IoT, water, and waste management technology, is pleased to announce it has secured an additional $1.8 Million purchase order from a PPE medical distributor for surgical gloves, the order is subject to the buyer's product inspection and final payment. This additional order follows the first order of $2,150,000 of surgical gloves, which was announced on February 22, 2021.

Renavotio Infratech, Inc., the Company's wholly owned subsidiary, has continued to focus on the Personal Protective Equipment (“PPE”) markets. The Company has secured production of PPE to supply third parties with masks, gloves and gowns.

Billy Robinson, Renavotio's Chief Executive Officer, commented, "We are thrilled with the progress we’ve made over the past few months in procurement and delivery of PPE, which has led to a second sizable order in just over a month. We intend on continuing to build on this momentum and position Renavotio as a significant player in the sales, logistics and technology of PPE."

To learn more about Renavotio, please join us later today at the Q1 Virtual Investor Summit, where Renavotio CEO Billy Robinson and Board Advisor Kevin Harrington will hold a live presentation:

WHEN: Wednesday, March 24, 2021

TIME: 2:30 PM Eastern Time

REGISTRATION: https://investorsummitgroup.com/register/

About Renavotio

Renavotio, Inc. (OTCQB:RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

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For additional information on Renavotio, please click: www.renavotio.com

Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email Contact: brobinson@renavotio.com

Telephone: 1-888-928-1312

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: 646-893-5835

Email: lisa@skylineccg.com

ClearThink

Email Contact: nyc@clearthink.capital

Telephone: 917-658-7878

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